Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Texas Instruments 2009 Director Compensation Plan of our reports dated February 20, 2009, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting of Texas Instruments Incorporated incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2008 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Ernst &Young LLP
April 23, 2009
Dallas, Texas